Exhibit 99.1

For Immediate Release

Cleantech Solutions International Reports Fourth Quarter and Full Year 2015 Results

Wuxi, Jiangsu Province, China – March 31, 2016 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of textile dyeing and finishing machines, metal components and assemblies used in various clean technology and manufacturing industries and, since the first quarter of 2015, the petroleum and chemical industries, today announced its financial results for the three months and year ended December 31, 2015.

“When we entered 2015, we were optimistic about the opportunities for our company to manufacture parts and equipment for customers in the petroleum and chemical industries, due in large part to a sizable contract with a large state-owned company for a major chemical project in Xinjiang. In December 2015, this customer, which accounted for 13% of total revenue for 2015, claimed that we were delinquent in the delivery of products and those products that were delivered did not meet the required quality standards.  As a result of this dispute, we recorded approximately $10.3 million in non-cash expenses such as allowance for doubtful accounts, reserve for obsolete inventories, an accrual for loss from sales contract dispute and an impairment of equipment used in connection with the contract, that significantly impacted our financial results. We are still in discussions with this customer, but cannot predict the results of these discussions,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions.

“Furthermore, challenging economic conditions and limited availability of credit in China continued to impact demand for forged rolled rings and related products, resulting in minimal sales and an operating loss for this segment during the fourth quarter of 2015. Our dyeing equipment segment also experienced softer sales during the quarter, although it remained profitable and generated significant cash flow for the year. While our performance was disappointing, our financial condition remains strong. We have engaged strategic advisors to assist us in implementing a new business plan with the objective of improving our long-term growth,” Mr. Wu said.

Fourth Quarter 2015 Results

Revenue for the fourth quarter of 2015 decreased by 67.4% to $6.7 million, compared to $20.5 million for the same period of 2014.

The Company experienced a significant decline in sales of forged rolled rings and related components to customers in the wind power and other industries and to dyeing and finishing equipment customers compared to the comparable quarter last year. Furthermore, sales of equipment to customers in the petroleum and chemical industries declined due to a contract dispute with its largest customer.

●	Revenue from the dyeing and finishing equipment segment decreased by 51.4% to $5.5 million, compared to $11.4 million for the fourth quarter of 2014. In order to reduce business risk, the Company postponed shipments of low-emission airflow dyeing machines to certain customers who were behind in payments. In addition, the Company experienced softer demand for its low-emission airflow dyeing machines in 2015, as many of companies in the dyeing industry had already upgraded to new models and did not require additional equipment in 2015. Finally, the Company believes that orders for new low-emission airflow dyeing machines have slowed down in 2015 because much of the remaining potential customer base does not have the ability to make the significant capital expenditures necessary to upgrade equipment.

●	Revenue from the sale of forged rolled rings and related products to the wind power and other industries fell by 95.8% to $0.4 million, compared with $9.2 million for the comparable period of the prior year. Economic conditions in China, overall capital expenditures, the availability of credit and a degree of market saturation are adversely affecting customer demand. Given the outlook for this segment, the Company is evaluating the viability of this segment on an ongoing basis and may discontinue operating in this segment. However, the Company has not yet completed this evaluation as of the date of this press release.

●	The Company generated $0.8 million in revenues from sales of equipment to customers in the petroleum and chemical industries during the fourth quarter. In December 2015, the Company received a letter from its largest customer pursuant to which the customer claimed that the Company was delinquent in the delivery of the products and those products that were delivered did not meet the required quality. Due to the loss of its largest customer in this segment, the Company is evaluating the viability of this segment on an ongoing basis and the write-offs which it took in this segment and, if the Company determines that it is unlikely to operate this segment profitably, it may discontinue operating in this segment. However, the Company has not yet completed this evaluation as of the date of this press release.

Gross loss for the fourth quarter of 2015 was $0.4 million, compared to gross profit of $4.7 million for the same period in 2014. Gross margin was negative 6.2% during the fourth quarter of 2015 compared to 22.9% for the same period a year ago. The decline in gross margin for the fourth quarter of 2015 was primarily attributable to (i) the reduced scale of operations resulting from lower revenues, including the allocation of fixed costs mainly consisting of depreciation, to cost of revenues in the forged rolled rings and related products segment combined with a slight increase in labor costs, as a result of which cost of revenue from this segment were greater than revenues, resulting in a negative gross profit from the segment, (ii) in the petroleum and chemical segment, an increase in the reserve for obsolete inventories of $0.8 million which related to all remaining inventories manufactured to the specifications of the disputed contract and not readily saleable to other customers, and (iii) a slight decline in gross margin from the dyeing and finishing equipment segment.

Operating expenses increased 170.7% to $15.6 million, compared to $5.8 million in the comparable period last year. The increase was primarily due to the following expenses associated with the previously mentioned contract dispute with its largest customer: (i) a contingent liability of $5.8 million representing the potential liability to this customer based on the customer’s claim and (ii) bad debt expense of $1.8 million, which represents this customer’s full amount of outstanding accounts receivable.

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During the fourth quarter of 2015, the Company also recorded non-cash impairment charges of $7.0 million related to equipment in its petroleum and chemical equipment segment and forged rolled rings and related products segment. This compares to a $3.8 million impairment charge in 2014, all of which was related to equipment held for sale.

Selling, general and administrative expenses, depreciation and research and development expenses totaled $0.8 million in aggregate, decreasing 48.4% from $1.5 million in the same period in 2014.

Loss from operations was $16.1 million, compared to an operating loss of $1.1 million in the same period of 2014.

Adjusted EBITDA, a non-GAAP measurement, which adds interest expense, income tax, depreciation and amortization, impairment losses, reserve for obsolete inventories, allowance for doubtful accounts, and non-cash expenses related to the sales contract dispute with its largest customer to net (loss) income, was $1.8 million, compared to $5.5 million in the fourth quarter of 2014. The calculation of Adjusted EBITDA is shown in a table following the financial statements.

Net loss for the fourth quarter of 2015 was $16.1 million, or $(4.10) per basic and diluted share, compared to net loss of $3.0 million, or $(0.79) per basic and diluted share, in the fourth quarter of 2014.

Full Year Results

For the year ended December 31, 2015, revenue decreased by 34.7% to $49.6 million from $76.0 million in 2014. Gross profit was $7.3 million compared to $17.7 million last year. Gross margin in 2015 was 14.8% compared to 23.4% in 2014. Operating loss was $11.2 million compared to operating income of $8.9 million in 2014. Adjusted EBITDA, a non-GAAP measurement, was $12.9 million, compared to $22.0 million in 2014. Net loss was $12.8 million, compared to net income of $4.3 million in 2014. Net loss per basic and diluted share was $(3.24) compared to net income per basic and diluted share of $1.15 in 2014. The calculation of Adjusted EBITDA is shown in a table following the financial statements.

Financial Condition

As of December 31, 2015, Cleantech Solutions held cash and cash equivalents of $18.8 million compared to $7.8 million at December 31, 2014. Accounts receivable were $15.8 million compared to $20.3 million at December 31, 2014. Inventories were $1.8 million compared to $4.2 million at December 31, 2014. The Company had $3.1 million in short-term bank loans payable at December 31, 2015, relatively unchanged from December 31, 2014. Working capital was $24.9 million at December 31, 2015 compared to $23.6 million at December 31, 2014. Stockholders’ equity was $80.1 million at December 31, 2015. In 2015, the Company generated $11.7 million in cash flow from operations compared to $12.2 million in 2014.

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Business Outlook

“In the year ahead, we are evaluating the viability of the our forged rolled rings and related components segment and our petroleum and chemical equipment segment. If we determine that it is not likely that we will be able to operate these segments profitably, we may discontinue operating in these two segments. However, we have not yet completed our evaluation at this time. We believe that the recently signed Trans-Pacific Partnership will provide opportunities to expand our core dyeing equipment business into southeast Asia as textile manufacturers increase production and build facilities in the region. At the same time, we are working with our strategic advisors to develop a new business plan focused on long-term growth,” Mr. Wu concluded.

Use of Non-GAAP Financial Measures

The Company has included in this press release certain non-GAAP financial measures. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the performance of the Company and when planning and forecasting future periods. Readers are cautioned not to view non-GAAP financial measures on a stand-alone basis or as a substitute for GAAP measures, or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP measures with non-GAAP measures also included herein.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology and other industries and dyeing and finishing equipment for the textile industry and forged rolled rings and related products, and a supplier of fabricated products and machining services to a range of clean technology customers, and a supplier of products for the petroleum and chemical industries. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2015. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Cleantech Solutions International, Inc.

Ryan Hua, Vice President of Operations

E-mail: ryanhua@cleantechsolutionsinternational.com

+86-510-8339-7559

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

Web: www.compassinvestorrelations.com

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(Audited)	(Audited)
REVENUES	$6,703,078	$20,548,832	$49,565,576	$75,958,676
COST OF REVENUES	7,121,169	15,841,731	42,215,959	58,217,667
GROSS (LOSS) PROFIT	(418,091)	4,707,101	7,349,617	17,741,009
OPERATING EXPENSES:
Depreciation	156,374	344,809	829,030	721,449
Selling, general and administrative	576,064	1,081,270	2,782,651	3,671,715
Bad debt expense	2,061,591	521,928	2,061,591	521,928
Research and development	17,585	28,614	98,780	116,061
Impairment loss	7,016,658	3,799,947	7,016,658	3,799,947
Loss from sales contract dispute	5,806,778	-	5,806,778	-
Total Operating Expenses	15,635,050	5,776,568	18,595,488	8,831,100
(LOSS) INCOME FROM OPERATIONS	(16,053,141)	(1,069,467)	(11,245,871)	8,909,909
OTHER INCOME (EXPENSE):
Interest income	9,884	4,841	40,034	18,127
Interest expense	(60,264)	(59,913)	(235,366)	(238,226)
Grant income	-	14	-	34,835
Foreign currency transaction gain (loss)	2	(5)	(9)	1,263
Rental income, net	-	33,874	-	101,539
Other income	15,710	-	15,710	-
Total Other Income (Expense), net	(34,668)	(21,189)	(179,631)	(82,462)
(LOSS) INCOME BEFORE INCOME TAXES	(16,087,809)	(1,090,656)	(11,425,502)	8,827,447
INCOME TAXES	55,548	1,956,930	1,344,720	4,561,030
NET (LOSS) INCOME	$(16,143,357)	$(3,047,586)	$(12,770,222)	$4,266,417
COMPREHENSIVE (LOSS) INCOME:
NET (LOSS) INCOME	$(16,143,357)	$(3,047,586)	$(12,770,222)	$4,266,417
OTHER COMPREHENSIVE (LOSS) INCOME:
Unrealized foreign currency translation (loss) income	(1,353,377)	237,441	(4,769,009)	(408,386)
COMPREHENSIVE (LOSS) INCOME	$(17,496,734)	$(2,810,145)	$(17,539,231)	$3,858,031
NET (LOSS) INCOME PER COMMON SHARE:
Basic	(4.10)	$(0.79)	$(3.24)	$1.15
Diluted	(4.10)	$(0.79)	$(3.24)	$1.15
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,943,986	3,859,986	3,940,622	3,715,300
Diluted	3,943,986	3,859,986	3,940,622	3,715,300

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

AUDITED CONSOLIDATED BALANCE SHEETS

	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,790,370	$7,835,791
Restricted cash	647,080	488,719
Notes receivable	132,497	114,034
Accounts receivable, net of allowance for doubtful accounts	15,823,859	20,316,037
Inventories, net of reserve for obsolete inventories	1,827,084	4,241,022
Advances to suppliers	1,038,884	565,581
Deferred tax assets	220,895	375,744
Prepaid expenses and other	992,055	153,260
Total Current Assets	39,472,724	34,090,188
PROPERTY AND EQUIPMENT, net	51,753,964	69,628,597
OTHER ASSETS:
Equipment held for sale	-	422,540
Land use rights, net	3,382,071	3,672,420
Total Assets	$94,608,759	$107,813,745
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term bank loans	$3,081,332	$3,095,219
Bank acceptance notes payable	647,080	488,719
Accounts payable	3,489,815	4,322,275
Accrued expenses	6,361,079	1,059,579
Advances from customers	433,050	495,461
VAT and service taxes payable	269,284	500,569
Income taxes payable	259,987	531,120
Total Current Liabilities	14,541,627	10,492,942
Total Liabilities	14,541,627	10,492,942
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Preferred stock ($0.001 par value; 10,000,000 shares authorized; 0 share issued and outstanding at December 31, 2015 and 2014)	-	-
Common stock ($0.001 par value; 50,000,000 shares authorized; 3,943,986 and 3,859,986 shares issued and outstanding at December 31, 2015 and 2014, respectively)	3,944	3,860
Additional paid-in capital	3,803,333	33,517,857
Retained earnings	37,007,776	50,039,267
Statutory reserve	3,555,468	3,294,199
Accumulated other comprehensive income – foreign currency translation adjustment	5,696,611	10,465,620
Total Stockholders' Equity	80,067,132	97,320,803
Total Liabilities and Stockholders' Equity	$94,608,759	$107,813,745

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(12,770,222)	$4,266,417
Adjustments to reconcile net (loss) income from operations to net cash provided by operating activities:
Depreciation	8,128,805	8,469,771
Amortization of land use rights	95,076	96,226
Increase in allowance for doubtful accounts	2,061,591	521,928
Increase in reserve for obsolete inventories	962,029	-
Increase in allowance for deferred tax assets	-	2,165,677
Loss from impairment of equipment held for sale	417,171	3,799,947
Loss from impairment of property and equipment	6,599,487	-
Loss from sales contract dispute	5,806,778	-
Stock-based compensation	285,560	375,989
Changes in operating assets and liabilities:
Notes receivable	(25,734)	586,014
Accounts receivable	1,477,142	(5,668,901)
Inventories	1,317,739	470,509
Prepaid value-added taxes on purchases	(93,280)	486,689
Prepaid and other current assets	(790,832)	(94,718)
Advances to suppliers	(526,138)	126,394
Deferred tax assets	140,368	(1,080,469)
Accounts payable	(624,196)	(872,178)
Accrued expenses	(226,923)	164,465
VAT and service taxes payable	(213,092)	374,512
Income taxes payable	(252,960)	(1,077,373)
Advances from customers	(37,087)	(952,885)
NET CASH PROVIDED BY OPERATING ACTIVITIES	11,731,282	12,158,014
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(12,458)	(11,058,530)
Refund of previously purchased property and equipment	-	3,991,405
NET CASH USED IN INVESTING ACTIVITIES	(12,458)	(7,067,125)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	4,503,418	3,906,759
Repayments of bank loans	(4,342,581)	(3,906,759)
(Increase) Decrease in restricted cash	(193,004)	195,338
Increase (decrease) in bank acceptance notes payable	193,004	(195,338)
Net proceeds from sale of common stock - related parties	-	1,623,691
NET CASH PROVIDED BY FINANCING ACTIVITIES	160,837	1,623,691
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(925,082)	6,338
NET INCREASE IN CASH AND CASH EQUIVALENTS	10,954,579	6,720,918
CASH AND CASH EQUIVALENTS - beginning of year	7,835,791	1,114,873
CASH AND CASH EQUIVALENTS - end of year	$18,790,370	$7,835,791
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$235,366	$238,226
Income taxes	$2,277,297	$4,553,195
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on credit as payable	$-	$256,082

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RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2015	2014	2015	2014
Net (loss) income	$(16,143,357)	$(3,047,586)	$(12,770,222)	$4,266,417
Add: income tax	55,548	1,956,930	1,344,720	4,561,030
Add: interest expense	60,264	59,913	235,366	238,226
Add: impairment loss	7,016,658	3,799,947	7,016,658	3,799,947
Add: loss from sales contract dispute	5,806,778	-	5,806,778	-
Add: reserve for obsolete inventories	962,029	-	962,029	-
Add: bad debt allowance	2,061,591	521,928	2,061,591	521,928
Add: depreciation and amortization	1,985,016	2,248,133	8,223,881	8,565,997
Adjusted EBITDA	$1,804,527	$5,539,265	$12,880,801	$21,953,545

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